Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on to Form S-1 of our report dated February 18, 2026, relating to the financial statements of NewHold Investment Corp IV as of December 31, 2025 and for the period from October 6, 2025 (inception) through December 31, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 18, 2026